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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF REEVES HOLDINGS, INC.

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
                                                                                    STATE OR COUNTRY OF
                                                                                    INCORPORATION
                                                                                    ------------------------------
SUBSIDIARIES OF REEVES HOLDINGS, INC.
  Reeves Industries, Inc..........................................................  Delaware
SUBSIDIARIES OF REEVES INDUSTRIES, INC.
  Reeves Brothers, Inc............................................................  Delaware
SUBSIDIARIES OF REEVES BROTHERS, INC.
  Turner Freight Systems, Inc.....................................................  South Carolina
  Reeves S.p.A....................................................................  Italy
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